                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S)240.1a-11(c) or (S)240.1a-12

                         GULF SOUTHWEST BANCORP, INC.
               (Name of Registrant as Specified In Its Charter)

                          GULF SOUTHWEST BANCORP, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     (1) Title of each class of securities to which transaction applies: Not applicable.

     (2) Aggregate number of securities to which transaction applies: Not applicable.

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:* Not applicable.

     (4) Proposed maximum aggregate value of transaction:  Not applicable.

     * Set forth amount on which the filing is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:  Not applicable.

     (2)  Form, Schedule or Registration Statement No.:  Not applicable.

     (3)  Filing Party:  Not applicable.

     (4)  Date Filed:  Not applicable.

                          GULF SOUTHWEST BANCORP, INC.
                           4200 WESTHEIMER, SUITE 210
                              HOUSTON, TEXAS 77027
                                 (713) 622-0042

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 16, 1995

To the Shareholders of Gulf Southwest Bancorp, Inc.:

The 1995 Annual Meeting of Shareholders of Gulf Southwest Bancorp, Inc. will be held at 9:00 o'clock a.m., Houston time, on May 16, 1995 at Merchants Bank, 999
N. Shepherd, Houston, Texas for the purpose of considering and voting upon the following matters:

     1. Election of Directors: To elect four directors to hold office until the next annual meeting of shareholders and until their successors shall be duly elected and qualify.

     2. Other Business: To transact such other business as may properly come before the meeting or any adjournment thereof.

As of the date of this notice, management does not know of any such other business to be presented to the meeting.

Shareholders of record at the close of business on April 23, 1995, are entitled to notice of and to vote at the annual meeting or any adjournment thereof. Further information concerning the meeting and the nominees for election as directors is set forth in the accompanying proxy statement.

                                         By order of the Board of Directors,



                                         Norman H. Bird
                                         Secretary

Houston, Texas

April 28, 1995


         PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE
                ENVELOPE PROVIDED AT YOUR EARLIEST CONVENIENCE.

                          GULF SOUTHWEST BANCORP, INC.
                           4200 WESTHEIMER, SUITE 210
                              HOUSTON, TEXAS 77027
                                 (713) 622-0042

                                PROXY STATEMENT

This Proxy Statement is provided by the Board of Directors of Gulf Southwest Bancorp, Inc. (the "Company" or "Gulf Southwest") in connection with its solicitation of proxies for the 1995 Annual Meeting of Shareholders (the "Meeting"). The Proxy Statement and the related form of proxy are first being mailed on or about April 28, 1995.

Shareholders of record of the Company's common stock, $1.00 par value per share ("Common Stock"), at the close of business on April 23, 1995, are entitled to vote at the meeting in person or by proxy. Each share is entitled to one vote. The expense of solicitation of proxies will be borne by Gulf Southwest. Proxies may also be solicited by the directors, officers, and employees of Gulf Southwest and/or its subsidiary bank by telephone, telegraph, or other means of communication, or in person. No special compensation will be paid to directors, officers, or employees for such solicitation. In addition, the Company will supply brokers or persons holding shares of Common Stock in nominee name with such proxy materials as they may require for mailing to beneficial owners and will reimburse them for their expenses in doing so.

If a proxy in the accompanying form is properly executed and returned, the shares represented by the proxy will be voted as the shareholder specifies. A shareholder may revoke a proxy at any time before it is exercised by submitting a written revocation, submitting a later-dated proxy, or voting in person at the meeting.

Votes cast by proxy or in person will be counted by two persons appointed by the Company to act as election inspectors for the Meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum and of determining the outcome of any matter submitted to the shareholders for a vote. Because the election of directors requires the affirmative vote of a majority of all shares, present and entitled to vote on such issue, an abstention will have the same effect as a vote against such election.

The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners and as to which the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. However, for the purpose of determining the outcome of any matter as to which the broker or nominee has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

                           OWNERSHIP OF COMMON STOCK

As of April 23, 1995, the record date, 1,258,636 shares of Common Stock were outstanding, each of which is entitled to one vote.

The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of March 31, 1995, by each of Gulf Southwest's directors, nominees for directors and officers, each beneficial owner of more than five percent of the Common Stock and all directors, nominees for directors and officers and officers as a group.


                                      AMOUNT AND NATURE          PERCENT OF
NAME                             BENEFICIAL AND OWNERSHIP/(1)/  COMMON STOCK
- -------------------------------  -----------------------------  ------------

Norman H. Bird                                   820            Less than 1%
Donald R. Harding                              4,379            Less than 1%
J. W. Lander, Jr. /(2)/                      696,658                   55.2%
J. W. Lander, III /(3)/                        6,772            Less than 1%
Vanco Trusts /(3) (4)/                       341,758                   27.1%
All directors and officers as
   a group (4 persons)/(5)/                  701,857                   55.7%


/(1)/ Unless otherwise indicated, each person has sole voting and investment power over the shares listed.

/(2)/ Certain shareholders have entered into a voting trust agreement with J. W.
      Lander, Jr., pursuant to which Mr. Lander is voting trustee. The voting trust may be terminated only by the written agreement of holders owning at least a majority of the shares subject to the voting trust agreement. An aggregate of 696,658 shares of Common Stock are subject to the voting trust agreement, of which 275,828 shares are owned by Mr. Lander. Mr. Lander, as voting trustee, has all rights and powers with respect to the shares subject to the voting trust agreement as if he were the sole shareholder, except that Mr. Lander may not, without the consent of the holders of at least two-thirds of the shares subject to such voting trust agreement, vote the shares in favor of or execute any consent with respect to (a) increases in capital stock, (b) sales or mortgages of all or substantially all of the assets of the Company, (c) dissolution of the Company, (d) charter amendments, (e) consolidation or merger, or (f) partial liquidation. Mr. Lander's address is 4200 Westheimer, Suite 210, Houston, Texas 77027.

/(3)/ The shares owned by this person/entity are subject to the voting trust referenced in footnote (2) above.

/(4)/ The address for Vanco Trusts is P.O. Box 940, McAllen, Texas 78502-0940.

/(5)/ Includes shares referenced in footnotes (2) and (3) above which are subject to the voting trust referenced in footnote (2) above.

Vanco Trusts and J. W. Lander, Jr. may be deemed to be controlling persons of the Company, within the meaning of the rules promulgated by the Securities and Exchange Commission.

                              ELECTION OF DIRECTORS

Management of Gulf Southwest has nominated the four (4) persons hereinafter named for election to the Board of Directors of Gulf Southwest. To be elected a director, a nominee must receive the affirmative vote of a majority of the shares present or represented by proxy at the Meeting. Shares represented by proxies in the accompanying form will be voted for the four (4) stated nominees unless the proxy is otherwise marked. If any of these nominees becomes unavailable for election or is unwilling to serve, which is not currently anticipated, shares represented by proxies in the accompanying form will be voted for a substitute nominee designated by the proxy holders.

                       NOMINEES FOR ELECTION AS DIRECTORS

Norman H. Bird, 50, is Vice President and Secretary of Gulf Southwest and has held these offices since May 1988. Mr. Bird is also Executive Vice President of Merchants Bank, a wholly owned subsidiary of Gulf Southwest, an office he has held since April 1985, and has served as a director of Merchants Bank since April 1985. He is Secretary of Gulf Southwest Nevada Bancorp ("GSWNB"), an office he has held since April 1994. He has been a director of Gulf Southwest since October 1989.

Donald R. Harding, 54, is President and a director of Merchants Bank and has served in these capacities since March 1982. He has been a director of Gulf Southwest since 1982.

J. W. Lander, Jr., 69, is Chairman of the Board of Gulf Southwest and has served in this capacity since May 1988. He was President of Gulf Southwest from July 1982 to April 1988. Mr. Lander is also Chairman of the Board and a director of Merchants Bank, Texas City Bank, First Bank Mainland and First Bank Pearland.
He is President and a director of GSWNB, positions he has held since April 1994. In addition, he acts as an officer and a director of Texas Gulf Coast Bancorp, Inc., G.S.W. Data Processing, Inc., and Central Data Processing, Inc., and is a director of Stewart & Stevenson, Inc., a manufacturer of heavy equipment J. W. Lander, Jr. is the father of J. W. Lander, III. He has been a director of Gulf Southwest since 1982.

J. W. Lander, III, 43, is President, Treasurer and Assistant Secretary of Gulf Southwest and has served in these capacities since May 1988. Mr. Lander is also Senior Vice President and a director of Merchants Bank, President and a director of G.S.W. Data Processing, Inc., a director, Treasurer and Vice President of Texas Gulf Coast Bancorp, Inc. and a director of Texas City Bank, First Bank Mainland, First Bank Pearland, and Central Data Processing, Inc. He is Treasurer and a director of GSWNB, positions he has held since April 1994. J.
W. Lander, III is the son of J. W. Lander, Jr. He has been a director of Gulf Southwest since 1983.

The above nominees are all of the current officers and directors of Gulf Southwest.

Officers and directors are elected annually and serve, unless they sooner resign or are removed, until their respective successors are elected and qualify. Directors of Gulf Southwest receive no compensation for their service on the Board.

Under the Agreement and Plan of Reorganization pursuant to which Texas Gulf Coast Bancorp, Inc. will be merged into a wholly-owned subsidiary of Gulf Southwest, Gulf Southwest has agreed to appoint Mr. A. Harrel Blackshear to its Board of Directors subsequent to the merger. Mr. Blackshear, 69, is Vice President, Secretary and a director of Texas Gulf Coast. He has served in these capacities since November 1993. Mr. Blackshear is a director of First Bank Mainland, a capacity in which he has served since 1993, First Bank Pearland, a capacity in which he has served since 1991, and Central Data Processing, Inc., a capacity in which he has served since 1993. Mr. Blackshear was President of First Bank Pearland from 1991 to 1993. Prior to joining First Bank Pearland, Mr. Blackshear was Executive Vice President of Medical Center Bank in Houston, Texas.

Mr. Blackshear does not presently own any shares of the Company's Common Stock. Upon consummation of the merger he will own 4,446 shares of Common Stock, which will be less than 1% of the Common Stock then outstanding.

                             EXECUTIVE COMPENSATION

GENERAL

None of the executive officers of Gulf Southwest receive any compensation (other than dividends paid to all shareholders) from Gulf Southwest and Gulf Southwest has no present intention to alter this policy. Each of such persons receive compensation from Merchants Bank and will continue to do so until employment with Merchants Bank is terminated.

The following table sets forth certain information with respect to annual and long term compensation for services in all capacities for the years ended December 31, 1994, 1993 and 1992 paid to the chief executive officer of Gulf Southwest, who is the only executive officer of Gulf Southwest who received in excess of $100,000 in total annual salary and bonus for the fiscal year ended December 31, 1994.

                              ANNUAL COMPENSATION


  NAME AND PRINCIPAL
- ----------------------                    OTHER ANNUAL         ALL OTHER
       POSITION         YEAR   SALARY   COMPENSATION/(1)/  COMPENSATION/(2)/
- ----------------------  ----  --------  -----------------  -----------------
J. W. Lander, Jr.       1994  $150,314        $4,600             $8,112
   Chairman & Chief     1993  $141,270        $5,200             $9,064
   Executive Officer    1992  $159,000        $4,000             $4,379


/(1)/ Amounts included in this column include fees paid to Mr. Lander in his capacity as a director of Merchants Bank and a member of the Development Board of Merchants Bank - League City. The value of the perquisites and other personal benefits provided to Mr. Lander did not exceed the lesser of either (a) $50,000 or (b) 10% of Mr. Lander's total salary.

/(2)/ Amounts included in this column include amounts contributed by Gulf
      Southwest on behalf of Mr. Lander pursuant to Gulf Southwest's Employee Savings Plan and the amount accrued with respect to Mr. Lander's account during the fiscal year ended December 31, 1994.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Gulf Southwest does not have any paid employees or a separate compensation committee. Compensation decisions are made by the board of directors of Merchants Bank.

J. W. Lander, Jr. (Chairman of the Board and a director of Gulf Southwest) and
J. W. Lander, III (President, Treasurer, Assistant Secretary and a director of Gulf Southwest) each serve as officers and directors of Texas Gulf Coast Bancorp, Inc. As directors of Texas Gulf Coast Bancorp, Inc., they participate in compensation decisions relating to its officers and directors.

Donald R. Harding (a director of Gulf Southwest), Norman H. Bird (Vice President, Secretary and a director of Gulf Southwest), J. W. Lander, Jr. and J.
W. Lander, III each serve as a director of Merchants Bank. Merchants Bank does not have a separate compensation committee. Accordingly, such persons participate in decisions regarding compensation of the officers and directors of Merchants Bank. Each of such persons is also an executive officer of Merchants Bank.

                        REPORT ON EXECUTIVE COMPENSATION

The Board of Directors of Merchants Bank has furnished the following report on executive compensation:

It is Merchants Bank's policy to structure compensation arrangements for executive officers that provide competitive annual base salaries and other benefits. The Board of Directors of Merchants Bank considers the total compensation (earned or potentially available) of each executive officer in establishing each element of compensation.

In considering the compensation of J. W. Lander, Jr., the chief executive officer of Gulf Southwest and Chairman of the Board of Gulf Southwest and Merchants Bank, the Board of Directors of Merchants Bank acting without the participation of J. W. Lander, Jr. has taken into account Mr. Lander's many years of experience in the Texas banking industry and the fact that Mr. Lander has served as chief executive officer for more than ten years during which the banking industry in Texas experienced extreme turmoil and numerous bank failures. The Board of Directors of Merchants Bank believes that Mr. Lander's leadership through this period was instrumental in Gulf Southwest surviving and returning to profitability.

The Board of Directors of Merchants Bank anticipates that Mr. Lander's demonstrated leadership qualities and management skills will continue to stimulate the growth and profitability of Merchants Bank and thus enhance shareholder values. The chief executive officer's annual base salary is believed by the Board of Directors of Merchants Bank to be equivalent to that paid to other similarly situated executives.

At the beginning of each fiscal year, the Board of Directors reviews and approves, with any modifications it deems appropriate, an annual salary plan for Merchants Bank senior executives, excluding the chief executive officer. This salary plan is developed under the direction of the chief executive officer based on performance judgments as to past and expected future contributions of the individual senior executives. In addition, the Board of Directors of Merchants Bank considers information on compensation paid by competitors, to the extent available.

The board of directors of Merchants Bank consists of J. W. Lander, Jr., Durward
R. Anderson, Norman H. Bird, Max Bowen, J. W. Felter, Ben Brollier, Donald Harding, Jim Hulme, J. W. Lander, III, Herbert J. Laufman, John T. Malone and William G. Sellers.

Because (i) there is no public market for the Common Stock and (ii) there have been only five quarterly dividends declared with respect to the Common Stock during the last five fiscal years, the Performance Graph required by the Securities and Exchange Commission which compares cumulative total shareholder return on the Common Stock with cumulative total shareholder returns of (a) a broad equity market index and (b) companies in the same industry or line of business has been omitted.

Although Gulf Southwest has established a stock option plan, the Board of Directors of Gulf Southwest has not deemed it appropriate to grant any option under such plan.

                              BOARD OF DIRECTORS
                              MERCHANTS BANK

J. W. Lander, Jr.                                        Donald Hardin

Durward R. Anderson                                      Jim Hulme

Norman H. Bird                                           J. W. Lander, III

Max Bowen                                                Herbert J. Laufman

Ben Brollier                                             John T. Malone

J. W. Felter                                             William G. Sellers

                       MEETINGS OF THE BOARD OF DIRECTORS

The Company has not established any committees of the Board of Directors.

During 1994, the Board of Directors held five meetings. All of the directors attended 75% or more of the total number of meetings of the Board of Directors during 1994.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Some of the officers and directors of Gulf Southwest and their affiliates are customers of Merchants Bank. Such directors, officers and affiliates have had transactions in the ordinary course of business with Merchants Bank, including borrowings, all of which were on substantially the same terms and conditions, including interest rates and collateral, as those prevailing from time to time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or features unfavorable to Merchants Bank. Gulf Southwest expects that its directors and officers and their affiliates will continue to enter into such transactions on similar terms and conditions in the future.

                COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Gulf Southwest's directors and executive officers, and persons who beneficially own more than ten percent of the Common Stock, to file reports of beneficial ownership of Common Stock and changes in beneficial ownership on Forms 3, 4 and 5 (collectively, "SEC Forms") with the Securities and Exchange Commission ("SEC"). Directors, executive officers and ten percent beneficial owners are required under regulations promulgated by the SEC to furnish Gulf Southwest with copies of all SEC Forms which they file.

Based solely on information provided to Gulf Southwest by its directors, executive officers and ten percent beneficial owners, Gulf Southwest believes that its directors, executive officers and ten percent beneficial owners have complied with all filing requirements applicable to them with respect to acquisitions and dispositions of shares of common stock occurring during 1994.

                         INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed Hidalgo, Banfill, Zlotnik & Kermali, P.C. as independent auditors for the fiscal year ending December 31, 1994 and for the current year. Such appointment does not require ratification or other action by the Company's shareholders.

A representative of Hidalgo, Banfill, Zlotnik & Kermali, P.C. will be present at the meeting to answer any questions and to make a statement if he desires to do so.

                                 OTHER BUSINESS

Management does not know of any matter to be acted upon at the meeting other than the election of directors. If other business comes before the meeting, the persons named in each proxy will vote the proxy in accordance with their best judgment.

                           ANNUAL REPORT ON FORM 10-K

THE COMPANY WILL PROVIDE, FREE OF CHARGE, AT THE WRITTEN REQUEST OF ANY SHAREHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, WHICH INCORPORATES BY REFERENCE THE COMPANY'S FINANCIAL STATEMENTS AND INCLUDES THE RELATED FINANCIAL STATEMENT SCHEDULES. THE COMPANY WILL PROVIDE COPIES OF THE EXHIBITS, SHOULD THEY BE REQUESTED, AND MAY IMPOSE A REASONABLE FEE FOR PROVIDING SUCH EXHIBITS. REQUESTS FOR THE COMPANY'S ANNUAL REPORT ON FORM 10-K SHOULD BE MAILED TO GULF SOUTHWEST BANCORP, INC., 4200 WESTHEIMER, SUITE 210, HOUSTON, TEXAS 77027, ATTENTION: J. W. LANDER, III.

                           PROPOSALS BY SHAREHOLDERS

Shareholders who desire to present proposals to shareholders of the Company at the 1996 annual meeting of shareholders and to have such proposals included in the Company's proxy materials must submit their proposals to the Company no later than December 30, 1995.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY AND THAT YOUR SHARES BE REPRESENTED. SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.


                          For the Board of Directors


                                     Norman H. Bird
                                     Secretary

                         GULF SOUTHWEST BANCORP, INC.

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS MAY 16, 1995.

     The undersigned hereby appoints J. W. LANDER, JR. AND J. W. LANDER, III and each or either of them, proxies for the undersigned, with power of substitution, to vote with the same force and effect as the undersigned at the Annual Meeting of Shareholders of GULF SOUTHWEST BANCORP, INC. to be held MAY 16, 1995 and any adjournments thereof, upon the following matters:

1.  ELECTION OF DIRECTORS  FOR all nominees listed below  WITHHOLD AUTHORITY
                           (except as marked to the       to vote for all
                           contrary below)  [_]           listed below  [_]

  Norman H. Bird, Donald R. Harding, J. W. Lander, Jr., J. W. Lander, III

  (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)


- --------------------------------------------------------------------------------
2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                      (Please date and sign on other side)



(Continued from other side)

This proxy will be voted as you specify above. Unless otherwise specified, this proxy will be voted FOR the election of each nominee as set forth in the Proxy Statement. If any nominee for director becomes unavailable, or unwilling to serve, the proxies will have the discretion to vote for a substitute designated by the Board of Directors or its Executive Committee. Shareholders who are present at the meeting may withdraw their proxy and vote in person if they so desire.



                                           Dated                      , 1995
                                                ----------------------

                                           ---------------------------------
                                                      (Signature)

                                           ---------------------------------
                                                      (Signature)

                                           Please sign exactly as name appears
                                           hereon.  When signing as executor,
                                           administrator, attorney, trustee or
                                           guardian please give full title as
                                           such.  If a corporation, please sign
                                           in full corporate name by president
                                           or other authorized officer.  If a
                                           partnership, please sign in
                                           partnership name by authorized
                                           person.


No Postage is Required if This Proxy is Returned in the Enclosed Envelope and Mailed in the United States.